Exhibit 10.4

ALIBABA.COM CORPORATION

2007 SHARE INCENTIVE PLAN

As adopted on April 12, 2007

1. Purposes of the Plan.

The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be “Incentive Stock Options” or “Nonstatutory Stock Options,” as determined by the Administrator at the time of grant. Restricted Shares, Restricted Share Units, Dividend Equivalent Rights, Share Appreciation Rights and Share Payments may also be granted under the Plan.

2. Definitions.

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

(c) “Award” means an Option, Restricted Share, Restricted Share Unit, Share Appreciation Right or Share Payment award granted to a Participant pursuant to the Plan.

(d) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

(e) “Board” means the Board of Directors of the Company.

(f) “Business” means any governmental unit, corporation, partnership, joint venture, trust, individual proprietorship, firm or other enterprise, which carries on activities for profit, and shall be deemed to include any affiliate of such Business.

(g) “Cause” means, with respect to the Participant, (i) the commission of an act of theft, embezzlement, fraud, dishonesty, ethical breach or other similar acts, or commission of a criminal offense, (ii) a material breach of any agreement or understanding between the Participant and the Company and any of its Subsidiaries including, without limitation, any applicable invention assignment, employment, non-competition, confidentiality or other similar agreement; (iii) misrepresentation or omission of any material fact in connection with his/her employment with or service as a Service Provider; (iv) a material failure to perform the customary duties as a Service Provider, to obey the reasonable directions of a supervisor or to abide by the policies or codes of conduct of the Company or its Subsidiaries; or (v) any conduct that is materially adverse to the name, reputation or interests of the Company or any of its Subsidiaries.

(h) “Code” means the United States Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(j) “Company” means Alibaba.com Corporation, a Cayman Islands company.

(k) “Competitor” means any Business that is engaged in or is about to become engaged in any activity of any nature that competes with a product, process, technique, procedure, device or service of the Company, its Parent or any of its Subsidiaries. For avoidance of doubt, a Business shall be deemed to be a Competitor if it operates a media placement business, an online advertising business, e-commerce business or internet marketing business, an online payment business, a wireless business, a search engine or a classified listing business, a consumer or business community websites, or an on-line software, tools or other applications business.

(l) “Consultant” means any Person who is engaged by the Company or a Subsidiary to render consulting or advisory services to the Company or a Subsidiary.

(m) “Director” means a member of the Board of Directors of the Company.

(n) “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Administrator.

(o) “Dividend Equivalent Rights” means the right to receive in cash or Shares the amount of dividends that would otherwise be payable upon a Share subject to a Restricted Share Unit, as if such Share were issued and outstanding on the date that dividends are paid.

(p) “Employee” means any person who has an employment relationship with the Company or any Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company under Applicable Laws, or (ii) transfers between locations of the Company or between the Company and any of its Subsidiaries.

(q) “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

(i) If the Ordinary Shares are listed on any established stock exchange or traded on a national market system the Fair Market Value shall be the closing sales price for such Ordinary Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable;

(ii) If depository receipts representing the Ordinary Shares are listed on any established stock exchange or traded on a national market system, the Fair Market Value shall be the closing sales price for such depository receipts (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable, multiplied by the number of Ordinary Shares that are represented by such depository receipts;

(iii) If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Ordinary Shares on the date of determination; or

(iv) In the absence of an established market for the Ordinary Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(r) “Family Member” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Option” means an option to purchase Ordinary Shares granted pursuant to the Plan.

(v) “Ordinary Shares” means the Ordinary Shares of the Company, par value US$0.000025 per Ordinary Share.

(w) “Participant” means the holder of an outstanding Award granted under the Plan.

(x) “Person” means any natural person, firm, partnership, association, corporation, limited liability company, joint venture, trust, business trust or other entity or organization.

(y) “Plan” means this Alibaba.com Corporation 2007 Share Incentive Plan.

(z) “Restricted Share” means an Ordinary Share subject to restrictions and repurchase rights awarded pursuant to Section 10 of the Plan.

(aa) “Restricted Share Unit” means the right granted to a Participant pursuant to Section 11 to receive an Ordinary Share at a future date.

(bb) “Service Provider” means an Employee, Director or Consultant.

(cc) “Share” or “Shares” means the Ordinary Shares, as adjusted in accordance with Section 3 below.

(dd) “Share Appreciation Right” means a right granted pursuant to Section 12 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the Share Appreciation Right is exercised over the exercise price on the date the Share Appreciation Right was granted as set forth in the applicable Award Agreement.

(ee) “Share Payment” means a payment in the form of Shares, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 13.

(ff) “Subsidiary” means any Person Controlled by the Company. “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person whether through the ownership of the voting securities of such Person or by contract or otherwise; provided, however, that for purposes of Incentive Stock Options a Subsidiary shall mean only any Person of which a majority of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company.

(gg) “Terminated for Cause” or “Termination for Cause” means, in the case of a Participant, (i) the termination of the Participant’s status as a Service Provider for Cause or (ii) the Participant’s voluntary resignation as a Service Provider if the Administrator determines at any time that, before or after the Participant’s resignation, the Company had Cause to terminate such Participant’s status as a Service Provider.

(hh) “U.S. Person” means such term as defined in Rule 902(k) of Title 17, Code of Federal Regulations, Section 230.901 through 230.905 (“Regulation S”), promulgated by the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

3. Shares Subject to the Plan.

(a) Subject to the provisions of Section 15, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 56,800,000 Shares, plus that number of Shares authorized for issuance under the Company’s 1999 Share Option Plan (the “1999 Plan”), the Company’s 2004 Share Option Plan (the “2004 Plan”) and the Company’s 2005 Share Option Plan (the “2005 Plan”), in an amount equal to (i) the number of Shares that were not granted under options or share purchase rights pursuant to the 1999 Plan, the 2004 Plan or the 2005 Plan, plus (ii) the number of Shares that were granted under options or share purchase rights pursuant to the 1999 Plan, the 2004 Plan or the 2005 Plan that have expired without having been exercised in full or have otherwise become unexercisable. There is no maximum number of shares with respect to which Awards may be granted to any one Participant, in the aggregate, in any calendar year. The maximum number of Incentive Stock Options that may be granted is 56,800,000. The Shares which may be subject to Awards are authorized but unissued Shares of the Company.

(b) If an Award terminates, expires or lapses for any reason any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan (unless the Plan has terminated). If any Award is settled in cash and not in Shares, then the number of Shares subject to such Award shall again be available for grant pursuant to the Plan. However, Shares that have actually been issued under the Plan, pursuant to Awards under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if the Company repurchases Shares pursuant to the terms of the Award Agreement, then such Shares shall form part of the authorized but unissued share capital of the Company and may become available for future grant under the Plan (to the extent permitted under Applicable Laws).

(c) Shares repurchased from the Participant or withheld and not issued by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(a).

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

(i) to determine Fair Market Value;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such Award granted hereunder;

(iv) to approve forms of Award Agreement for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder (such terms and conditions to include, but not be limited to, the exercise price, the time or times when Options, Restricted Share Units, Restricted Shares or Share Appreciation Rights may be vested, issued or exercised as the case may be (which may be based on performance criteria), the times at which Shares are deliverable under a Restricted Share Unit, whether Share Appreciation Rights may be paid in cash or Shares, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Awards or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vi) to determine whether a Participant’s status as a Service Provider has been terminated for Cause and, if so, to determine the effective date of such termination (which it may determine to be the date of notice of resignation or the date of an act or omission by such Participant constituting Cause);

(vii) to determine whether a Business is a Competitor of the Company;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under the tax laws of any jurisdiction;

(ix) to allow the Participants to satisfy minimum withholding tax obligations by electing to have the Company withhold from the Shares to be issued pursuant to an Award, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by the Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final, binding and conclusive for all purposes and upon all Participants.

5. Eligibility.

(a) Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights and Share Payments may be granted to Service Providers. Incentive Stock Options, however, may be granted only to Employees. For purposes of this Section 5(a), “Service Providers” shall include prospective Service Providers to whom Awards are granted in connection with written offers of a service relationship with the Company or any of its Subsidiaries.

(b) An Option that is intended to be an Incentive Stock Option shall be so designated in the Award Agreement.

(c) Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any of its Subsidiaries, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

(d) Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be tolled during any unpaid leave of absence.

6. Term of Plan.

The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten years unless sooner terminated under Section 15 of the Plan.

7. Term of Award.

The term of each Award shall be stated in the Award Agreement; provided that the term shall be no more than ten years from the date of grant thereof.

8. Option Exercise Price and Consideration.

(a) The exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided that, unless otherwise determined by the Administrator, such price shall be no less than the Fair Market Value on the date of grant; provided, however, that, in no circumstances shall the exercise price be less than the par value per Share.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, provided that arrangements have been made for the repurchase or redemption by the Company of such other Shares so surrendered and the paying up in full of the par value of the Shares as required under Applicable Laws, (5) consideration received by the Company under a broker-assisted or similar cashless exercise program implemented by the Company in connection with the Plan provided that, where relevant, arrangements have been made for the payment in full of the par value of any Shares as required under Applicable Laws in connection with such program, (6) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Laws or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Exercise of Option; Termination.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and payment of the exercise price and any required withholding or similar taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse or, in the case of Restricted Shares or Shares issued upon vesting of Restricted Shares or exercise of Nonstatutory Stock Options, in the name of Family Members. Until the Shares are issued (by entry in the Company’s register of members), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15.

(b) Termination of Relationship as a Service Provider. If a Participant’s status as a Service Provider terminates, such Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, and except as provided in Sections 9(c), 9(d) and 9(e), the Option shall remain exercisable for three months following the Participant’s termination. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Option, the unvested portion of such Option shall be deemed cancelled and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Participant. If a Participant’s status as a Service Provider terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Option, the unvested portion of such Option shall be deemed cancelled and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s death. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, at the time of death, the Participant is not vested as to the entire Option, the unvested portion of such Option shall be deemed cancelled and the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Termination for Cause. If a Participant is Terminated for Cause, all unexercised Options, whether vested or unvested, shall be cancelled as of the date of such termination, and all Shares purchased pursuant to the exercise of Options by such Participant shall be subject to repurchase by the Company at any time and from time to time at the original purchase price of such Shares. Any Shares covered by cancelled Options, and any Shares repurchased at the original purchase price pursuant to this Section 9(f), shall revert to the Plan.

10. Restricted Shares.

(a) Rights to Purchase. Restricted Shares may be issued to any Service Provider either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Shares under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Restricted Shares, including (i) the number of Restricted Shares, (ii) the price to be paid for such Restricted Shares, which may not be less than par value per Share, (iii) the time within which such person must purchase such Restricted Shares, (iv) limitations on transferability (v) such limitations on the right to vote Restricted Shares, and (vi) limitations on the right to receive dividends on any Restricted Shares, which unless otherwise specifically set forth in the Award Agreement to the contrary, any dividends paid on Restricted Shares shall be held by the Company in escrow until such time as the Restricted Share on which such dividend was paid is no longer subject to the repurchase option set forth in Section 10(b). The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The purchase price for the Restricted Shares may be paid in cash or in services of equal value as determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability). The purchase price for Restricted Shares repurchased pursuant to the Award Agreement shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Termination for Cause. In the event a Participant is Terminated for Cause, all Restricted Shares issued to such Participant shall be subject to repurchase by the Company at any time and from time to time at the par value of such Shares. Any Restricted Shares repurchased at par value pursuant to this Section 10(c) and all unissued Restricted Shares which are the subject of an Award to the Participant under Section 10(a), shall revert to the Plan.

(d) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(e) Rights as a Shareholder. Once the Restricted Shares are issued, the Participant shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase of the Restricted Shares is entered upon entry in the Company’s register of members or upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right in respect of any Restricted Share for which the record date is prior to the date the Participant is entered on the Company’s register of members in respect of such Restricted Shares, except as provided in Section 15 of the Plan.

11. Restricted Share Units.

(a) Terms of Restricted Share Units. Restricted Share Units may be granted to any Service Provider. At the time of grant, the Administrator shall specify the date or dates on which all or a portion of such Restricted Share Units shall become fully vested and nonforfeitable, and may specify in the Award Agreement such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date or dates on which the Shares applicable to each grant of Restricted Share Units will be issued, which shall be no earlier than the vesting date. On the maturity date or dates, the Company shall issue to the Participant one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date or dates and not previously forfeited. Unless other arrangements have been made by the Company for the payment in full the par value of any Share issued in respect of a Restricted Share Unit, the Participant shall pay in cash, in Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Administrator in the Award Agreement or, if the Award Agreement does not specifically so provide, by the Administrator at the time of exercise, on the maturity date for each Share so issued, the par value per Share. All rights of the Participant under a Restricted Share Unit Award shall be subject to an Award Agreement and this Plan.

(b) Dividend Equivalent Rights. A Participant who has been awarded Restricted Share Units shall not be entitled to Dividend Equivalent Rights unless as determined by the Administrator in the terms of the Award Agreement. In connection with the grant of Restricted Share Units the Administrator may pursuant to the terms of the Award Agreement grant to the Participant Dividend Equivalent Rights. Such Dividend Equivalent Rights may be payable currently, at the same time as dividends are paid on Shares, or may be deferred into the right to receive additional Shares under the Restricted Share Units.

(c) Rights as a Shareholder. Until a Share is issued in settlement of the Restricted Share Unit, the Participant shall not have any rights as a shareholder with respect to such Share.

(d) Termination for Cause. In the event a Participant is Terminated for Cause, all Restricted Share Units, whether vested or unvested, shall be cancelled as of the date of such termination, and all Shares issued pursuant to a Restricted Share Unit to such Participant shall be subject to repurchase by the Company at any time and from time to time at the par value of such Shares. Any Shares covered by cancelled Restricted Share Units, and any Shares repurchased at par value pursuant to this Section 11(d), shall revert to the Plan.

12. Grant of Share Appreciation Rights.

(a) A Share Appreciation Right may be granted to any Service Provider selected by the Administrator. A Share Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(b) A Share Appreciation Right shall entitle the Participant (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Share Appreciation Right from the Fair Market Value of a Share on the date of exercise of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

(c) Payment. Payment of the amounts determined under Section 12(b) above shall be in cash, in Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Administrator in the Award Agreement or, if the Award Agreement does not specifically so provide, by the Administrator at the time of exercise. To the extent any payment under Section 12(b) is effected in Shares, only that number of Shares actually issued in payment of the Share Appreciation Right shall be counted against the maximum number of Shares which may be issued under Section 3.

(d) Termination of Relationship as a Service Provider. If a Participant’s status as a Service Provider terminates, such Participant may exercise his or her Share Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Share Appreciation Right is vested on the date of termination (but in no event later than the expiration of the term of the Share Appreciation Right as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, and except in the case of death, Disabilty or Termination for Cause, the Share Appreciation Right shall remain exercisable for three months following the Participant’s termination. In the case of death, Disabilty or Termination for Cause, the Share Appreciation Right shall be exercisable as provided in Section 9(c), (d) and (e) respectively as if such Share Appreciation Right were an Option. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Share Appreciation Right, the unvested portion of such Share Appreciation Right shall be deemed cancelled and the Shares covered by the unvested portion of the Share Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Share Appreciation Right within the time specified by the Administrator, the Share Appreciation Right shall terminate, and the Shares covered by such Share Appreciation Right shall revert to the Plan.

13. Share Payments. Any Service Provider may receive Share Payments in the manner determined from time to time by the Administrator; provided, that unless otherwise determined by the Administrator such Share Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant, including any such compensation that has been deferred at the election of the Participant, and provided that, not less than the par value of any Share shall be received by the Company in connection with its issue pursuant to any such Share Payment. The number of Shares issuable as a Share Payment shall be determined by the Administrator and may be based upon satisfaction of such specific criteria as determined appropriate by the Administrator, including specified dates for electing to receive such Share Payment at a later date and the date on which such Share Payment is to be made.

14. Non-Transferability.

Awards, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process; provided that (i) during a Participant’s lifetime, with the consent of the Administrator (on such terms and conditions as the Administrator determines appropriate), the Participant may transfer Nonstatutory Stock Options, Restricted Shares, Restricted Share Units and Share Appreciation Rights to his or her Family Members by gift or pursuant to domestic relations order in the settlement of marital property rights, and (ii) following a Participant’s death, Awards may be transferred by will or by the laws of descent and distribution.

15. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the number of Shares subject to grant as Incentive Stock Options, as well as the price per Share covered by each such outstanding Option, Share Appreciation Right or Restricted Share grant, shall be proportionally and equitably adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation, stock dividend, amalgamation, spin-off, arrangement or consolidation, combination or reclassification of Ordinary Shares. Additionally, in the event of any other increase or decrease in the number of issued Shares effected without consideration by the Company, then the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award and the limitations on the number of Shares subject to grant as Incentive Stock Options, as well as the price per Share covered by each such outstanding Option, Share Appreciation Right or Restricted Share grant may be adjusted for any increase or decrease in the number of issued Shares resulting therefrom. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The manner in which such adjustments under this Section 15(a) are to be accomplished shall be determined by the Board whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed dissolution or liquidation. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option, or Share Appreciation Right until fifteen (15) days prior to such dissolution or liquidation as to all of the Shares covered thereby. In addition, the Administrator may provide that any Company repurchase option applicable to any Restricted Shares shall lapse as to all such Restricted Shares and any Shares issuable under a Restricted Share Units, or as Share Payments shall be issued as of such date, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated by the proposed dissolution or liquidation. To the extent it has not been previously exercised or paid out, all Awards will terminate immediately prior to the consummation of such proposed dissolution or liquidation.

(c) Merger or Asset Sale. In the event of (1) an amalgamation, arrangement or consolidation or scheme of arrangement in which the Company is not the surviving corporation, or any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but as a result of which the outstanding Shares are exchanged for or converted into cash or property or securities not of the Company (but excluding any transaction or series of transactions effected solely for the purpose of reincorporating the Company into another jurisdiction and any transaction(s) in which the shareholders of the Company immediately prior to such transaction(s) control, immediately after consummation of the transaction(s), more than 50% of the voting power of the surviving corporation), or (2) a sale of all or substantially all of the assets of the Company (collectively referred to as a “Change of Control”), each outstanding Award may be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding Awards, the Participant shall fully vest in and have the right to exercise or receive payment as to all of the Shares subject to the Award, including Shares as to which it would not otherwise be vested, exercisable or otherwise issuable, or the Administrator shall establish such other procedure for settlement and cancellation of such Awards as the Administrator determines appropriate. If an Award becomes fully vested, exercisable or otherwise issuable in lieu of assumption or substitution in the event of a Change of Control or the Administrator establishes another procedure for settlement and cancellation thereof, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period, or the Administrator shall otherwise inform the Participant of such other procedures established for settlement and cancellation of the Awards. For the purposes of this paragraph, the Awards shall be considered assumed if, following the Change of Control, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether shares, cash, or other securities or property) received in the Change of Control by holders of Ordinary Shares for each Share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided that if such consideration received in the Change of Control is not solely ordinary shares of the successor corporation or its parent corporation, the consideration to be received upon the exercise or payment of the Award, for each Share subject to the Award, to be solely ordinary shares of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change of Control (as determined by the Board).

16. Miscellaneous General Rules

(a) Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares issued pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate to reference restrictions applicable to the Share. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b) Paperless Administration. Subject to Applicable Laws, the Administrator may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website, electronic mail or interactive voice response system for the paperless administration of Awards.

(c) Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.

(d) Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(e) Government and Other Regulations. The obligation of the Company to make payment of awards in Share or otherwise shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under any Applicable Laws. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration under Applicable Laws the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(f) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(g) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(h) Fractional Shares. No fractional Share shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

(i) No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, Consultants or any other persons uniformly.

(j) Taxes. No Shares shall be delivered, and no payment shall be made under the Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all income and employment tax withholdings (including the Participant’s tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy the Participant’s tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Administrator, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the statutory withholding rates that are applicable to such taxable income.

17. Time of Granting of Awards.

The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award or such other future date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

18. Amendment and Termination of the Plan.

(a) Effective Date; Term of Plan. This Plan shall become effective as determined by the Board of Directors (but no Options or Share Appreciation Rights granted under this Plan shall be exercised), the Company’s right to repurchase Restricted Shares shall not lapse and no Shares shall be issued under a Restricted Share Unit or in the form of a Share Payment unless and until this Plan has been approved by the shareholders of the Company, which approval shall be within 12 months before or after the date this Plan is adopted by the Board of Directors. This Plan shall continue in effect for a term of ten years unless sooner terminated under this Section 18.

(b) Amendment and Termination. The Board of Directors in its sole discretion may terminate this Plan at any time. The Board of Directors may amend this Plan at any time in such respects as the Board of Directors may deem advisable provided, however, that to the extent necessary and desirable to comply with Applicable Laws, or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(c) Effect of Termination. Except as otherwise provided in Section 12, any amendment or termination of this Plan shall not affect Options or Restricted Shares, Restricted Share Units and Share Appreciation Rights previously granted or issued, as the case may be, and such Options, Restricted Shares, Restricted Share Units and Share Appreciation Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

19. Certain Securities Law Matters.

The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, all grants of Options and Restricted Shares and Shares issuable upon exercise of any Option shall be exempt from registration under the provisions of Section 5 of the Securities Act of 1933, as amended, and this Plan shall be administered in such a manner so as to preserve such exemption. The Company intends for this Plan to constitute a written compensatory benefit plan within the meaning of Rule 701(b) of Title 17, Code of Federal Regulations, Section 230.701 (“Rule 701”), promulgated by the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. Unless otherwise designated by the Administrator at the time an Option is granted, all Options granted under this Plan by the Company, and the issuance of any Shares upon exercise thereof, are intended to be granted to (i) U.S. Persons in reliance on Rule 701 or (ii) persons other than U.S. Persons in compliance with Regulation S or otherwise be exempt from registration.

20. Joining a Competitor. If within 12 months of termination as a Service Provider, the Participant (i) becomes an officer, director, employee, consultant, advisor, partner of, or stockholder or other proprietor owning more than a five percent interest in, any Competitor, or (ii) knowingly performs any act which may confer any competitive benefit or advantage upon any Competitor, then (x) all unexercised Options, Restricted Share Units and Share Appreciation Rights, whether vested or unvested, shall be cancelled as of the date of such termination, (y) all Shares issued pursuant to any Award shall be subject to repurchase by the Company at the original purchase price of such Shares, or the par value thereof for any Shares issued in exchange for services which shall be considered the original purchase price, and (z) all Shares, if issued under Restricted Share Units, or as Share Payments, shall be repurchased by the Company from the Participant at the aggregate par value thereof, and any Restricted Share Units or Share Payments in respect of which Shares have not been issued shall be cancelled. Any unissued Shares covered by such cancelled Awards and any issued Shares repurchased at the original purchase price pursuant to this Section 20 shall revert to the Plan.

21. Governing Law.

This Plan shall be governed by the laws of the Cayman Islands.

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I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Alibaba.com Corporation on March 28, 2007.

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I hereby certify that the foregoing Plan was approved by the shareholders of Alibaba.com Corporation on April 12, 2007.

Executed on this     th day of                     , 2007.

Company Secretary